Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and "Change in Auditors" and to the use of our reports dated February 8, 1996, with respect to the consolidated financial statements schedules of The Life Insurance Company of Virginia and subsidiaries and Life of Virginia Separate Account III, in the Post-Effective Amendment No. 19 to the Registration Statement (Form S-6 No. 33-12470) and related Prospectus of Life of Virginia Separate Account III of the registration of an indefinite amount of securities.



                                        ERNST & YOUNG LLP

Richmond, Virginia
April 27, 1998